United States

Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2005

Hercules Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-00496	51-0023450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Hercules Plaza 1313 North Market Street Wilmington, Delaware 19894-0001
(Address of principal executive offices) (Zip Code)

(302) 594-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the

Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01        Change in Registrant’s Certifying Accountant

(a)                                  On April 18, 2005, the Audit Committee of the Board of Directors (“Audit Committee”) of Hercules Incorporated (“Hercules”  or the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm effective upon completion of services related to the review of the Company’s financial statements for the first quarter ended March 31, 2005.

PwC’s reports on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the two most recent fiscal years and through April 18, 2005, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years.

During the two most recent fiscal years and through April 18, 2005, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that:

•                  The Company included a disclosure, in Item 4. Controls and Procedures, of its Form 10-Q for the quarter ended September 30, 2004 as filed on November 15, 2004 and as amended in a Form 10-Q/A filed on January 7, 2005, that the Company’s disclosure controls and procedures were not effective as of September 30, 2004 solely as a result of a material weakness in internal control over financial reporting relating to the calculation of available foreign tax credits and over the tax settlement process. In connection with a restatement of previously issued financial statements, the Company made improvements to its disclosure controls and procedures that effectively remediated the underlying material weakness such that the Company’s President and Chief Executive Officer and the Company’s Vice President and Chief Financial Officer believed that the Company’s disclosure controls and procedures implemented over the tax process, including the collection and analysis of information used to calculate foreign tax credits and the tax settlement process were effective. Accordingly the material weakness in the tax process was remediated permitting management to conclude that, as of December 31, 2004, the Company’s internal control over financial reporting was effective. As reflected in their Report of Independent Registered Public Accounting Firm dated as of March 16, 2005 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, PwC stated, in their opinion, management’s assessment, included in Management’s Report on Internal Control Over Financial Reporting, that the Company maintained effective internal control over financial reporting as of December 31, 2004 based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”), is fairly stated, in all material respects, based on those criteria. Furthermore, in PwC’s opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control – Integrated Framework issued by the COSO.

•                  The Company included a disclosure in Item 9A. Controls and Procedures, of its Form 10-K for the year ended December 31, 2003 as filed on March 15, 2004 and as amended in a Form 10-K/A filed on March 25, 2004, with respect to the accounting for a special pension benefit granted in the quarter ended September 30, 2003. In connection with a restatement of previously issued financial statements, the Company made improvements to its disclosure controls and procedures that effectively remediated the underlying material weakness such that the Company’s President and Chief Executive Officer and the Company’s Vice President and Controller (Principal Accounting Officer) concluded that the Company’s disclosure controls and procedures were effective as of December 31, 2003.

•                  In the second quarter of 2003 the Company implemented the provisions of Statement of Financial Accounting Standards No. 148 (“SFAS No. 148”) “Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of SFAS No. 123.” The Company adopted SFAS No. 148 on a prospective basis. During the year-end audit procedures of the Company’s stock compensation plans it was noted that the Company continued to account for its employee stock purchase plan under APB 25, “Accounting for Stock Issued to Employees” resulting in an immaterial ($130,000) understatement of its compensation expense during the first three quarters of 2003. The error was corrected in the fourth quarter of 2003.

Hercules has provided PwC with a copy of this Form 8-K and requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A letter from PwC, dated as of April 22, 2005 regarding its concurrence with these statements is attached hereto as Exhibit 16.1.

(b)                                 On April 18, 2005, the Audit Committee unanimously voted to engage BDO Seidman, LLP (“BDO”) as its independent registered public accounting firm to audit the Company’s financial statements and internal control over financial reporting for the year ending December 31, 2005.

Hercules has not consulted with BDO during the two most recent fiscal years and through April 18, 2005 regarding either the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company as well as any matters or reportable events described in Items 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01	c.	Exhibits.

		16.1	Letter of PricewaterhouseCoopers LLP, dated as of April 22, 2005, to the Securities and Exchange Commission regarding agreement with the statements made in this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 22, 2005

By:

  HERCULES INCORPORATED

/s/ Allen A. Spizzo
Allen A. Spizzo
Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

16.1	Letter of PricewaterhouseCoopers LLP, dated as of April 22, 2005, to the Securities and Exchange Commission regarding agreement with the statements made in this Form 8-K.